UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cyanotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740
(808) 326-1353

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Thursday, August 29, 2013 at 3:00 P.M. Hawaii Standard Time

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyanotech Corporation, a Nevada corporation (“Cyanotech” or the “Company”), to be held on Thursday, August 29, 2013 at 3:00 P.M., Hawaii Standard Time, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738, or at any adjournment or postponement thereof, for the following purposes:

1.              To elect five directors from among the nominees named in the Proxy Statement to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.              To hold an advisory vote on the compensation of our Named Executive Officers;

3.              To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;

4.              To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014; and

5.              To transact other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

In addition to the formal items of business, Cyanotech will report on operations for fiscal year 2013 and answer appropriate questions that you may have about Cyanotech and its activities.

The Board of Directors fixed the close of business on July 5, 2013 as the record date (the “Record Date”) for Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the Record Date and Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting.

Thank you for your ongoing support and continued interest in Cyanotech. We look forward to seeing you at the meeting.

By Order of the Board of Directors

/s/ Jolé E. Deal
Corporate Secretary
Kailua-Kona, Hawaii
July 19, 2013

Your vote is important.  Whether or not you plan to attend this meeting, please vote your shares. This year you may submit your proxy:  (i) by mail (after completing, signing and dating the enclosed card); (ii) by telephone; or (iii) by internet. If you do attend the meeting, you may vote at that time, which will revoke automatically any prior vote you may have submitted.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.  Further instructions are included in the Proxy Statement under “Voting Rights and Solicitation.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON AUGUST 29, 2013

The Proxy Statement and 2013 Annual Report on Form 10-K are available on the internet at www.envisionreports.com/CYAN.

CYANOTECH CORPORATION

Proxy Statement for 2013 Annual Meeting of Stockholders

To be held August 29, 2013

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Completing and Submitting Their Proxies by Internet, Mail or Telephone

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION
To Be Held Thursday, August 29, 2013

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION (the “Company” or “Cyanotech”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on Thursday, August 29, 2013 at 3:00 P.M., Hawaii Standard Time, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. On July 19, 2013, the Company distributed to stockholders of record a Meeting Notice Regarding the Availability of Proxy Materials for this meeting containing instructions on how to access via the internet (www.envisionreports.com/CYAN) this Proxy Statement, the Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and our undertaking to also mail a full set of such proxy materials, together with a postage paid envelope for returning non-electronic proxy cards, to any stockholders who request paper copies at no cost to them.

The Company’s principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740.

VOTING RIGHTS AND SOLICITATION

The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting, so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Who May Vote:  The close of business on July 5, 2013 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company’s Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Each stockholder has one vote for each share so held. At July 5, 2013, 5,465,788 shares of Common Stock, $0.02 par value per share, were issued and outstanding.  You may vote by submitting your proxy card by internet, telephone, mail or in person at the meeting, or you may attend the meeting and vote your shares in person by ballot.

Methods of Voting:  All stockholders of record may vote by mail by completing, signing, dating and returning their proxy cards in the postage-paid envelope.  If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.  Stockholders of record can instead vote by toll-free telephone or the internet website address listed on the proxy card; they may also vote by proxy card or by ballot if personally present at the meeting, but only the last vote before the polls close at the meeting will count.  Stockholders who hold their shares through a broker, trustee or other nominee also can vote by telephone or internet as instructed by their bank, broker or other nominee; as “beneficial owners” they can also vote at the meeting if they present a separate “legal proxy” from the actual record holder and in that event only the final vote made in the name of the stockholder of record will count.

The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. Directors are elected by a plurality of votes cast. For approval of all other matters to be voted on, when a quorum is present a matter is approved if the number of votes cast in favor of the action taken exceeds the number of votes cast in opposition to the action.  Abstentions are counted only for purposes of determining whether a quorum is present.

Voting Shares Held by Brokers, Banks and Other Nominees:  Votes will be counted by the inspectors of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a broker, trustee or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, trustee or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

Many of our stockholders may hold some or all of their shares through a broker, trustee or other nominee, rather than directly in their own name.  As summarized below, there are distinctions between shares held of record and those owned beneficially.

•      Stockholders of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.”  As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party and to vote by completing a proxy card by internet, by telephone or by mail, or to vote in person by ballot or by proxy at the Annual Meeting of Stockholders.

•     Beneficial Owners — If any or all of your shares are held of record in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.”  As the beneficial owner of those shares, you have the right by internet, telephone or mail to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting of Stockholders in person.  Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting of Stockholders unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting of Stockholders.

For your vote to be counted, you must communicate your voting decisions by internet, telephone or mail to your broker, trustee or other nominee before the date of the stockholders meeting.  Brokers, trustees and other nominees who do not receive instructions are entitled to vote those shares with respect to the ratification of the selection of our independent registered public accounting firm, but not with respect to election of directors and the two advisory votes related to compensation of our Named Executive Officers.  If your shares are held by a broker, trustee, bank or other nominee, for your vote to be counted you will have to obtain a separate legal proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares or how to obtain an authorization from your broker allowing you to vote your shares at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes will be included only in determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast on any proposals to be voted upon.

Voting your shares is important to ensure that you have a say in the governance of your Company.  Please review these proxy materials and if you are a beneficial owner follow the voting instruction form you receive from your broker, bank or other nominee to vote your shares.  We hope that you will exercise your rights and fully participate as a stockholder in our Company’s future.  If you have any questions about this rule or the proxy process in general, please contact the broker, bank or other financial institution where you hold your shares.  The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.  Additionally, you may contact Jolé Deal, Corporate Secretary, by telephone at 808-326-1353 or by email to jdeal@cyanotech.com.

Voting Shares by Proxy:  Shares represented by proxies in the accompanying form which are properly executed and returned to Cyanotech by internet, by mail or by telephone will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained on the proxy or herein. To submit your proxy by mail, mark your votes on the enclosed form of proxy, then follow the directions on the form of proxy. To submit your proxy using the internet or by telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call. In the absence of contrary voting instructions properly submitted, all shares represented by properly submitted proxies which have not been revoked will be voted:

a)            FOR the election of each of the directors as described herein under Proposal ONE;

b)            FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described herein under Proposal TWO;

c)             FOR every “three years” as the frequency for future advisory votes on the compensation of our Named Executive Officers as described herein under Proposal THREE; and

d)            FOR Proposal FOUR to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014.

Management does not know of any other matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

The entire cost of soliciting the proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, e-mail, facsimile or letters from officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company’s Common Stock, and such persons may be reimbursed for their expenses.

Revoking Your Proxy:  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised at the stockholder meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting, notifying the Secretary of the Meeting of the revocation of the prior proxy, and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

IMPORTANT NOTICE

Regarding Availability of Proxy Materials

For the Annual Meeting to Be Held on August 29, 2013

As permitted by the SEC, the Company is making available its Notice of Annual Meeting, Proxy Statement and Annual Report for fiscal year ended March 31, 2013 at www.envisionreports.com/CYAN. If you received the Company’s notice containing instructions on how to access these materials via the internet, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions contained in the notice which directs stockholders to that website, or to telephone toll-free 1-866-641-4276 or to email a request to investorvote@computershare.com.

•     Stockholders of Record.  If your shares are registered in your own name, you may enroll to have future proxy materials delivered via e-mail or the internet by following the instructions at www.envisionreports.com/CYAN.  You will need the control number on your proxy card to enroll.

•     Beneficial Stockholders.  If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker or contact your bank or broker for information on electronic delivery service.

Delivery of One Proxy Statement and Annual Report

To a Single Household to Reduce Duplicate Mailings

Each year in connection with the Annual Meeting of Stockholders, the Company is required to furnish to each stockholder of record a proxy statement and annual report and to arrange for a proxy statement, annual report and, if applicable, notice of internet availability of proxy materials to be furnished to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee.  Because many stockholders hold shares of the Cyanotech Common Stock in multiple accounts, this process may result in duplicate mailings of proxy materials to stockholders who share the same address.  Stockholders can avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

•     Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single copy of proxy materials (other than proxy cards), you may also do so via the internet by going directly to www.envisionreports.com/CYAN and following the instructions therein.

•     Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single copy of proxy materials (other than proxy cards) if there are other stockholders who share an address with you.  If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single copy of proxy materials but later decide that you would prefer to receive a separate copy of proxy materials for each account at your address, then please notify the Company or your nominee, as applicable, and the Company or your nominee will promptly deliver such additional proxy materials.  If you wish to receive a separate copy of the proxy materials for each account at your address in the future, please call toll-free 1-866-641-4276 or send an email to investorvote@computershare.com.

*****

PROPOSAL ONE

Election of Directors

Board Nominees

A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the five Board nominees named below, all five of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director’s successor has been elected and qualified. Voting for the election of directors is non-cumulative. It is the Company’s policy that all Board members attend each annual meeting of stockholders; last year all six Board members attended the Annual Meeting of Stockholders.

The following sets forth certain information on each of the nominees for election to serve as a director of the Company until the 2014 Annual Meeting of Stockholders including each director’s background, principal occupations and employment, as well as, specific experience, qualifications, attributes and skills that led to the Board’s conclusion that each of the nominees for director should serve on the Board at the time of this Proxy Statement, in light of the Company’s current business and structure:

Brent D. Bailey—60:  Mr. Bailey was elected to the Board by the Board of Directors on November 5, 2010, pursuant to a Letter Agreement under which he was designated to become President and Chief Executive Officer on January 11, 2011.  Over the prior five years he had formed and expanded his own leadership development and strategic planning consulting firm, following thirty years of experience as an executive.  He had served as President and Chief Operating Officer of Pharmavite, a subsidiary of Otsuka Pharmaceutical Company, where he built the company into an industry leader and its Nature Made brand into the #1 mass market nutritional supplement brand nationwide.  Earlier he was Executive Vice President of Marketing at Del Monte Foods; Senior Vice President & General Manager — Household Division of The Dial Corporation; Executive Vice President of Marketing — Personal Care Division of Weyerhauser; Vice President of Sales and Marketing — Van de Kamp’s Frozen Foods Division of Pillsbury; and various marketing positions with Frito-Lay, Procter & Gamble and a health care start-up. Mr. Bailey received a B.A. degree from Claremont McKenna College and an M.B.A. from UCLA — The Anderson School of Management. His extensive management, marketing, strategic planning and implementation skills, as well as his leadership qualities, were critical to the Board’s selection of Mr. Bailey both as a director and as the Company’s principal executive officer.

Ralph K. Carlton—57:  Mr. Carlton was elected to the Board and to its Audit Committee by the Board of Directors on January 26, 2011. He currently serves as the Chief Financial Officer of King Arthur Flour, Inc., a marketer of flour.  He previously served as Chief Financial Officer of Cambrooke Foods, Inc., from 2011 to 2013. Mr. Carlton served as Chief Strategy and Development Officer of DEKA Research and Development from 2006 to 2009. He also served in multiple roles at the Coca-Cola Company, including Vice President, Finance and Strategy, Corporate Innovation and Development from 2003 to 2005; Vice President, Strategy and Planning in 2003 and Senior Vice President, Coca-Cola Ventures from 2001 to 2003. Previously from 1997 to 2000 he served as Senior Vice President, Finance and Administration and Chief Financial Officer of IDEXX Laboratories.  Prior to that position he was an investment banker at Donaldson, Lufkin and Jenrette, after serving in that same position at Goldman Sachs.  Mr. Carlton holds a B.A. from Dartmouth College and an M.B.A. with distinction from Amos Tuck School of Business Administration at Dartmouth College. His financial and accounting background and entrepreneurial leadership experiences with global healthcare objectives are critical to the Company’s long range goals.

Gerald R. Cysewski, Ph. D.—64:  Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008, Dr. Cysewski served as the Company’s President and Chief Executive Officer, as well as, Chairman of the Board. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.  Dr. Cysewski continues to be recognized as a leading authority on large scale production of micro-algae and is a frequently invited speaker at industry gatherings around the world, providing insight to the Board on changes in micro-algae science and regulatory matters that impact the Company.  His extensive experience with the Company and his expertise in micro-algae production make him uniquely qualified to serve on our Board.

Michael A. Davis—60:  Mr. Davis was appointed to the Board of Directors of the Company in March 2003 subsequent to his acquisition of $1,250,000 of subordinated convertible debentures of the Company in September 2002. He was appointed to serve as Chairman of the Board of Directors on April 13, 2011. Mr. Davis is a Principal at Ebb and Flow Ventures, a private equity firm; President of Skywords Family Foundation and a Director of Canobie Films, Inc. Mr. Davis attended Harvard University.  His current beneficial ownership of the Company’s outstanding common stock is 19.9%.  Mr. Davis’ business and investment experiences, as well as his long association with the Company provide the Board with critical perspective on the business issues the Company faces.

Walter B. Menzel—66:  Mr. Menzel is the President of the WM Group, a contract provider of management, marketing, creative and implementation services for established and entrepreneurial enterprises and organizations.  In addition, he is Founding Executive Director of the Peter Michael Foundation, an underwriter of cancer research at leading medical centers, and Consultant to Ecopia Farms for branding and marketing. Previously, he provided varied branding and marketing consulting services to SEGA of America, DFS Group Limited, Kendall Jackson Wine Estates, Shaklee Corporation and the California Film Institute. He was Senior VP at McCann-Erickson, and served in positions of increasing client services responsibility at BBDO/West, Needham Harper Worldwide, Leo Burnett Company, and J. Walter Thompson Company. He is a graduate of the University of Wisconsin (BA) and Stanford University (MBA and MA).

Required Vote

The affirmative vote of the holders of a majority of the aggregate voting power of the Company’s Common Stock present in person or represented by proxy at a meeting at which a quorum is present, is required for the election of each nominated director.

The Board of Directors unanimously recommends that the stockholders vote FOR each of the above named director nominees.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2013 the Board met formally three (3) times. Each of our Directors attended 75 percent or more of the meetings of the Board and of Board Committees on which he served.

Director Nomination Process

Director Qualifications.  The Nominating and Corporate Governance Committee has established guidelines for considering nominations to the Company’s Board of Directors. These include: (a) personal characteristics, including such matters as integrity, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which the members believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. Other considerations are set forth in the Company’s Bylaws.  The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors.  The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. It is the general policy of the Nominating and Corporate Governance Committee not to accept unsolicited nominations from stockholders.  The Company’s Bylaws contain procedures for stockholder nominations which are discussed in greater detail under “STOCKHOLDER PROPOSALS AND NOMINATIONS” on page 23 hereof. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations and, if appropriate, engage a consultant to assist the Committee. The committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review of all pertinent data, and due deliberation by the committee, this slate of nominees is recommended to the Board of Directors and the stockholders for election.

Each of the nominees for election at this annual meeting was unanimously recommended by the Nominating and Corporate Governance Committee for election.

Independent Directors

The Board has determined that each of the nominees for director, other than Mr. Bailey and Dr. Cysewski, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under Nasdaq Rule 5605(a)(2). In making its determination, the Board considered transactions and relationships between each director (and any member of his immediate family) and the Company and its subsidiaries and relationships between the directors or their affiliates and members of the Company’s senior management personnel and their affiliates.

Under Nasdaq Rule 5605(a)(2), an “Independent Director” is a person other than an Executive Officer of the company having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Since Mr. Bailey is President and Chief Executive Officer of the Company, and since Dr. Cysewski is Executive Vice President and Chief Scientific Officer of the Company, neither may be considered an “Independent Director” under Nasdaq Rule 5605(a)(2).

The Independent Directors meet in executive session without the Chief Executive Officer or any other member of management in attendance at least twice annually in accordance with Nasdaq Corporate Governance Rules. In fiscal year 2013 there were at least two (2) such sessions. Michael A. Davis served as Chairman of such meetings.  The Chairman, in conjunction with each other independent director, raised the issues discussed. Any Independent Director may request an executive session of Independent Directors to discuss any matter of concern.

Stockholder Communication with Directors

Stockholders may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Cyanotech Corporation—Non-Management Directors (or to a specific named-director), 73-4460 Queen Kaahumanu Highway, #102, Kailua-Kona, Hawaii, 96740, or by e-mail to board@cyanotech.com. All written communications received will be directed to the relevant director or the non-management directors as a group.

Code of Conduct and Ethics

The Company has adopted the Cyanotech Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which is included in our Code of Conduct and Ethics. We have also adopted the Board of Directors Code of Conduct.  Both Codes are publicly available on our website at www.cyanotech.com. The Codes contain general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of conduct” within the meaning of the Nasdaq listing standards.

Corporate Governance

In addition to the Company’s Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and other key Company governance documents, including its Audit Committee Charter, Compensation and Stock Option Committee Charter, Nominating and Governance Committee Charter and the Code of Conduct and Ethics, are available on the Company’s website at www.cyanotech.com. The information contained on the website is not hereby incorporated by reference in, or considered part of, this Proxy Statement, unless specifically incorporated. The Company will provide copies of any of these documents, free of charge, to any stockholder upon written request to the Chief Financial Officer, c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Highway, #102, Kailua-Kona, Hawaii, 96740.

The Company has chosen to separate the chief executive officer and board chairman positions as a matter of good corporate governance and to efficiently utilize the skills and time of the individuals who currently serve in these positions. Mr. Bailey, the Company’s President and Chief Executive Officer is primarily involved in the day to day responsibilities and obligations of the Company, while Mr. Davis, the Board’s Chairman, provides strategic direction for the Company and presides over meetings of the Board.  These two key leaders communicate regularly with each other.

The Board is limited by its size, but plays a fundamental role in the Company’s risk oversight process, both directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, and regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company can take to manage them.

While the Board is ultimately responsible for all risk oversight of the Company, the Audit Committee focuses on financial risks as they relate to the Company’s financial reporting process, financial statements and internal controls, among other responsibilities set forth in the Audit Committee’s Charter.  The Nominating and Corporate Governance Committee focuses on the management of risks associated with the Board’s organization, membership, governance and structure. The Compensation and Stock Option Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies, bonus plans and incentive option plans.

The Company has an ongoing commitment to good governance and business practices.  This includes regular monitoring and balancing of the Company’s processes and procedures in light of any new corporate governance best practices, and a continual review of changes in federal law and the rules and regulations promulgated by the SEC and the regulations of the Nasdaq Stock Market, LLC. which are applicable to the Company.  These practices help to ensure that the Company will timely comply with new laws and rules and will implement other corporate governance practices which it believes to be in the best interest of the Company and its stockholders.

Board Committees

The Board of Directors of the Company has an Audit Committee, Nominating and Governance Committee and Compensation and Stock Option Committee.

The Audit Committee operates and acts under a written charter, which was revised and approved by the Cyanotech Board of Directors on November 8, 2011. A copy of the Charter and Powers of the Audit Committee can be found on the Company’s website at www.cyanotech.com. The Committee provides independent and objective oversight of (1) the Company’s financial reporting processes, (2) the Company’s audits of the financial statements, including appointment, compensation and oversight of the Company’s independent registered public accounting firm, (3) the Company’s internal controls, and (4) risk assessment and risk management policies set by management. The Committee also oversees and monitors the independence, performance and qualifications of the Company’s independent registered public accounting firm. The Audit Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Audit Committee are “independent” directors as defined in Nasdaq Rules 5605(a)(2) and 5605-3(2)(A), including Mr. Davis who has been determined to be independent regardless of his substantial shareholdings in the Company (Rule 10A-3(e)(1)(ii)(B).  On January 26, 2011, the Board of Directors elected Ralph K. Carlton to the Board and determined that he met the requirements as a “financial expert” as defined in Rule 10A(m) of the Act. Mr. Carlton was named to serve on the Audit Committee and was selected as its Chair. The Committee, comprised of  independent directors Ralph K Carlton (Chair), Thomas F. Chen and Michael A. Davis, held four (4) formal meetings during fiscal year 2013.

The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors on January 7, 2010, a copy of which can be found on the company’s website at www.cyanotech.com. The Nominating and Corporate Governance Committee’s functions include (1) reviewing the background and qualifications of potential nominees for the Cyanotech Board of Directors presented by stockholders, directors and management, (2) recommending to the Board a slate of nominees to be submitted to the stockholders for election at the next Annual Meeting of Stockholders, (3) advising the Board with respect to matters of Board composition and procedures, and (4) overseeing the annual evaluation of the Board. Among the qualifications considered in the selection of candidates are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication and absence of conflicts of interest see caption “Director Nomination Process” above. All members of the Nominating and Corporate Governance Committee are “independent” directors under Nasdaq Rule 5605(a)(2). The Nominating and Corporate Governance Committee, comprised of independent directors Michael A. Davis (Chair), Ralph K. Carlton and Thomas F. Chen, held one (1) formal meeting during fiscal year 2013.

The Compensation and Stock Option Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors on January 7, 2010 and which is also available on the Company’s website at www.cyanotech.com. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company’s executive compensation policy, bonus plans and incentive option plans, and approves the grants of stock options to officers, employees and consultants. Based on such review, the Committee recommended to the Board that such information be included in the Company’s proxy statement. At least once a year, the Compensation and Stock Option Committee meets in executive session with the other independent directors of the Board to evaluate the Chief Executive Officer’s (“CEO”) performance. All members of the Compensation and Stock Option Committee are “independent” directors as defined under Nasdaq Rule 5605(a)(2). The Compensation and Stock Option Committee, comprised of independent directors Thomas Chen (Chair), Ralph Carlton and Michael A. Davis, held one (1) formal meeting during fiscal year 2013

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by non-employee directors for fiscal year 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ralph K. Carlton (2)	$32,000	$22,920	$1,578	N/A	$56,498
Thomas F. Chen (3)	$32,000	$22,920	$1,578	N/A	$56,498
Michael A. Davis	$40,000	$28,650	—	N/A	$68,650
John T. Waldron (4)	$24,000	$—	—	N/A	$24,000

(1)                   Stock awards under the Directors 2004 Stock Plan are discussed below.

(2)                   Mr. Carlton was appointed to the Board on January 26, 2011.

(3)                   Mr. Chen was appointed to the Board on June 6, 2011.

(4)                   Mr. Waldron’s term as a director expired August 27, 2012.

At the 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the 2004 Independent Director Stock Option and Restricted Stock Grant Plan (the “2004 Plan”). Under the 2004 Plan 75,000 shares (adjusted for a 2006 reverse stock split [the “Split”]) were reserved for issuance or option grant through the date of the 2014 Annual Stockholders’ Meeting.  The 2004 Plan was amended effective August 29, 2011, to increase the number of shares reserved for issuance from 75,000 shares to 200,000 shares after approval by stockholders at the 2011 annual meeting of stockholders. Under the 2004 Plan each independent director receives on first election, pursuant to the 2004 Plan, a 10-year option to purchase shares (post-Split 1,000 shares, but increased to 6,000 shares on November 8, 2011, retroactive to August 29, 2011) of the Company’s Common Stock, and thereafter a grant of restricted shares (currently 2,000 shares. but increased by amendment on November 8, 2011 to 4,000 shares beginning August 27, 2012) of Common Stock each subsequent year that the independent director is elected to the Board; provided, however, the director serving as Chairman of the Board has been granted 4,000 shares upon his annual reelection (increased by amendment on November 8, 2011 to 5,000 shares beginning August 27, 2012) .  Under the 2004 Plan, stock grants are non-transferable for six months following the date of grant, and all options vest and become exercisable six months following the date of grant.

In addition, each independent director receives an annual fee of $32,000 for participation on the Board and the committees on which each independent director is appointed; the Board Chairman receives $40,000 annually.  These fees are paid quarterly.  Each independent director is also reimbursed for out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

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PROPOSAL TWO:

Advisory vote on the compensation of our Named Executive Officers (“Say-On-Pay Vote”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (Brent D. Bailey, Dr. Gerald R. Cysewski and Jole E. Deal) as disclosed in this Proxy Statement in accordance with the SEC’s rules.  The advisory resolution which will be presented and voted upon at the Annual Meeting is as follows:

RESOLVED, that the stockholders of Cyanotech Corporation hereby APPROVE, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the Compensation Disclosure Rules of the SEC, including the Compensation and Stock Option Committee Report, the Compensation Tables and any related material disclosed in this Proxy Statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee.  However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions.

The resolution approving, on an advisory basis, the compensation of our Named Executive Officers will be approved if a majority of the votes cast at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, any such “broker non-votes” will not be deemed a vote cast.

Our Compensation Committee and our Board of Directors, who are responsible for designing and administering our executive compensation program, have designed our executive compensation program to provide a competitive and internally equitable compensation program and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders.

We encourage you to carefully review the Executive Compensation section of this Proxy Statement including the compensation tables and narrative discussion set forth on pages 15 to 18 of this Proxy Statement. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the compensation of our Named Executive Officers as disclosed in the Proxy Statement.

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PROPOSAL THREE:

Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers

(“Frequency Vote”)

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers. See Proposal Two above in this Proxy Statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on an advisory resolution regarding the frequency of future “say-on-pay” votes.

Stockholders may vote to recommend that future “say-on pay” votes be held every year, every two years or every three years. The Board of Directors presently believes that future “say-on-pay” votes should occur every three years. The Board of Directors believes that holding a “say-on-pay” vote every three years is most consistent with the Company’s approach to executive compensation in which the Company seeks to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board of Directors believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operation. It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years).

Because the vote on this matter is advisory in nature, it will not be binding on the Board of Directors. However, the Board of Directors will consider the outcome of the vote, along with other factors, when making its decision about the frequency of future “say-on-pay” votes.

This proposal is being submitted to enable stockholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years or every three years. The selection that receives a plurality of affirmative votes will be considered the preference of the stockholders. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

The Board of Directors unanimously recommends that stockholders vote FOR holding “Say-On-Pay” advisory votes every three years.

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PROPOSAL FOUR

Ratification of Selection of Independent Registered Public Accounting Firm

The firm of Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the past five fiscal years.  The Audit Committee has selected, and the Board of Directors has approved, the firm to continue in this capacity for the current fiscal year ending March 31, 2014. A representative of Grant Thornton LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. Although it is not required to do so, the Company wishes to provide stockholders with the opportunity to indicate their approval of the selection of the independent registered public accounting firm and accordingly is submitting a proposal to ratify the selection of Grant Thornton LLP.  If the stockholders should fail to approve this proposal, the Board of Directors will consider the selection of another independent registered public accounting firm.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2014.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  The Company believes that during fiscal 2013, its directors and executive officers filed all such reports required to be filed under Section 16(a) on a timely basis, except that:  Ralph K. Carlton and Thomas F. Chen each reported stock option grants past the due date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and RELATED STOCKHOLDER MATTERS

The following tables set forth information regarding the beneficial ownership of the Company’s Common Stock as of July 5, 2013 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers named in the Summary Compensation Table appearing herein as a group. The following tables set forth what such persons’ beneficial security ownership position would be assuming the exercise of all outstanding stock options and warrants, exercisable on July 5, 2013 or within 60 days of such date. All shares shown are subject to the named person’s sole voting and investment power except as noted.

Security Ownership of Certain Beneficial Owners

Name	Shares Beneficially Owned		Approximate Percent Owned

Michael A. Davis	1,085,932	(1)	19.9%

Rudolf Steiner Foundation	736,364	(2)	13.5%

(1)       Includes 373,163 shares over which Mr. Davis holds sole voting and investment power. Also includes 712,759 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis’ spouse, Janet J. Johnstone (“Johnstone”); 150,000 shares held by trusts for the benefit of Mr. Davis’ and Ms. Johnstone’s children for which Mr. Davis and Ms. Johnstone are co-trustees; 50,000 shares held by Mr. Davis as UTMA custodian for his daughters; 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee; and 750 shares held by the Michael Davis 1993 Family Trust, for the benefit of Mr. Davis, Ms. Johnstone and Mr. Davis’ descendants, of which Mr. Davis and Ms. Johnstone are the co-Trustees.

(2)       Per Schedule 13G dated December 31, 2012 filed by the reporting persons. Address is 1002 O’Reilly Ave., San Francisco, CA  94129.

Security Ownership of Management

Name	Shares Beneficially Owned	Ref	Approximate Percent Owned
Brent D. Bailey(1)	162,000	(2)	*
Gerald R. Cysewski(1)	146,402	(4)	2.7%
Michael A. Davis(1)	1,085,932	(5)	19.9%
Jole E. Deal(1)	15,000	(6)	*
All directors and executive officers as a group (9 persons)	1,536,328	(7)	27.3%

*      Less than 1.0%

(1)   Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

(2)   Includes options to purchase 162,000 shares of Common Stock.

(3)   Includes options to purchase 12,000 shares of Common Stock.

(4)   Includes options to purchase 30,100 shares of Common Stock.

(5)   Includes 373,163 shares over which Mr. Davis holds sole voting and investment power. Also includes 712,759 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis’ spouse, Janet J. Johnstone (“Johnstone”); 150,000 shares held by trusts for the benefit of Mr. Davis’ and Ms. Johnstone’s children for which Mr. Davis and Ms. Johnstone are co-trustees; 50,000 shares held by Mr. Davis as UTMA custodian for his daughters; 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee; and 750 shares held by the Michael Davis 1993 Family Trust, for the benefit of Mr. Davis, Ms. Johnstone and Mr. Davis’ descendants, of which Mr. Davis and Ms. Johnstone are the co-Trustees.

(6)   Includes options to purchase 15,000 shares of Common Stock.

(7)   Includes options to purchase 274,600 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Company’s Compensation and Stock Option Committee is a current or former officer or employee of the Company or its subsidiaries and no executive officer of the Company was a member of the Compensation Committee of any corporation of which a member of the Company’s Compensation and Stock Option Committee is an executive officer.

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers are elected by and serve at the pleasure of the Board. The executive officers and other key employees of Cyanotech as of June 30, 2013 include:

Brent D. Bailey, President and Chief Executive Officer—60:  Mr. Bailey was elected to the Board by the Board of Directors on November 5, 2010, pursuant to a Letter Agreement under which he was designated to become President and Chief Executive Officer on January 11, 2011.  Over the prior five years he had formed and expanded his own leadership development and strategic planning consulting firm, following thirty years of experience as an executive.  He had served as President and Chief Operating Officer of Pharmavite, a subsidiary of Otsuka Pharmaceutical Company, where he built the company into an industry leader and its Nature Made brand into the #1 mass market nutritional supplement brand nationwide.  Earlier he was Executive Vice President of Marketing at Del Monte Foods; Senior Vice President & General Manager — Household Division of The Dial Corporation; Executive Vice President of Marketing — Personal Care Division of Weyerhauser; Vice President of Sales and Marketing — Van de Kamp’s Frozen Foods Division of Pillsbury; and various marketing positions with Frito-Lay, Procter & Gamble and a health care start-up. Mr. Bailey received a B.A. degree from Claremont McKenna College and an M.B.A. from UCLA — The Anderson School of Management. His extensive management, marketing, strategic planning and implementation skills, as well as his leadership qualities, were critical to the Board’s selection of Mr. Bailey both as a director and as the Company’s principal executive officer.

Jolé Deal, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer — 54:  Ms. Deal is a former CPA with an MBA degree (Pepperdine University) and over twenty years’ experience as a senior financial executive in consumer products manufacturing companies, before which she was employed in public accounting with Touche Ross / Deloitte & Touche for five years.  Most recently she served as Chief Financial Officer of PureTek Corporation, a private manufacturer of nutritional supplements, generic pharmaceuticals and beauty care products ($50 million per annum), based in San Fernando, California, from 2009 until 2011.  Previously she was Divisional Vice President and Controller of Pharmavite LLC, a manufacturer/marketer of Nature Made vitamins and dietary supplements ($500 million per annum), based in Northridge, California (a U.S. subsidiary of Otsuka Pharmaceutical Co., Ltd. of Tokyo), for four years, before which she held Pharmavite positions as Director, Sales and Marketing Finance for four years, Director, Financial Planning and Analysis / Manager, Financial Planning & Analysis for eight years and Manager, Intercompany Projects for three years.

Gerald R. Cysewski, Ph. D., Executive Vice President and Chief Scientific Officer—64:  Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008, Dr. Cysewski served as the Company’s President and Chief Executive Officer, as well as, Chairman of the Board. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

Glenn D. Jensen, Vice President, Operations —55:  Mr. Jensen has served as Vice President-Operations since May 1993.  He had been Production Manager since 1991.  Mr. Jensen joined the Company in 1984 as Process Manager. Prior to joining the Company, Mr. Jensen worked as a plant engineer at Cal-Alga, a spirulina production facility, near Fresno, California.  Mr. Jensen holds a B. S. degree in Health Science from California State University, Fresno.

Robert J. Capelli, Vice President, Sales and Marketing—53:  Mr. Capelli has served as Vice President—Sales and Marketing since March 2002. He joined the Company in January 2002 as Director of Sales. Prior to joining Cyanotech, Mr. Capelli was Senior Sales Manager for Forecite-The Source, a division of Tree of Life, Inc. Mr. Capelli has over 20 years’ experience in the natural supplement industry.  He is the lead author of the book, Natural Astaxanthin, King of the Carotenoids and a co-author of the book, Spirulina, Natures’ SuperFood, as well as several articles on nutritional products that have appeared in industry trade journals.  Mr. Capelli holds a B.A. degree from Rutgers University.

James R. Lundeen, Vice President and General Manager, Retail  Sales—61:  Mr. Lundeen joined Cyanotech in 2012 and is responsible for all consumer marketing and sales activity in the continental United States for the Nutrex Hawaii brand of nutritional supplements. Most recently, he was Vice President, Customer Marketing at Pharmavite. He has a 30-year track record of business building success at Shulton, General Mills, Colgate, Dial and Pharmavite.   Mr. Lundeen has a BA in Economics from Northwestern University and an MBA from Harvard Business School.

Jennifer M. Johansen, Vice President, Quality & Regulatory Affairs—40:  Ms. Johansen has served as Vice President—Quality & Regulatory Affairs since January 2009.  She joined Cyanotech in 2003 in the Quality Department.  Prior to joining the Company, Ms. Johansen worked in medical research at the University of Washington.  She holds a degree in Psychology, with a minor in Organic Chemistry, from the University of Oregon while on a full athletic scholarship.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee reviewed and discussed with senior management the Compensation Discussion required by Item 402(m) through Item 402(r) of Regulation S-K that follows. Based on that review and discussion, the Committee recommended and the Board of Directors concurred that such Compensation Discussion be included this proxy statement.

Compensation and Stock Option Committee of the Board of Directors.

Thomas F. Chen, Chairman
Michael A. Davis
Ralph K. Carlton

Compensation Discussion

Who is responsible for determining appropriate executive compensation?

The Compensation Committee has the responsibility for approving the total compensation program for the Company and its subsidiaries, including base salary, perquisites, incentive compensation and equity-based compensation. This included determining compensation for the past fiscal year 2013, as well as for the current fiscal year 2014, for the Cyanotech Corporation Named Executive Officers (“NEO’s”) who are the individuals named in the Summary Compensation Table herein: (1) Brent D. Bailey, President and Chief Executive Officer; (2) Jolé E. Deal, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer of the Company; and (3) Gerald R. Cysewski, Ph.D., Executive Vice President and Chief Scientific Officer

What are the objectives of the Company’s compensation programs?

The goals of the Company’s compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with the size and development requirements of the Company. Key components include:

•    The Company’s compensation is competitive with comparably sized companies in the Hawaii and California markets with which we compete for talent, and is based on salary surveys purchased annually..

•    The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•    The Company provides stock options for executive officers to align management interest with the interest of the shareholder to drive the long term financial performance of the Company as they respond to the Company’s business challenges.

The Compensation Committee endeavors to balance Company needs and values with the employees’ needs and believes that it is important that the Committee maintain this relationship.

What are the compensation programs designed to reward?

The Company’s compensation programs are designed to recognize and reward executives for the Company’s annual and long-term performance and for individual performance that enhance shareholder value. To that end:

•    Company Performance.   The Compensation Committee considers each executive’s overall contribution to the Company’s long-term and short-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products.

•    Individual Performance.   The Company has a small executive team of talented individuals with clear divisions of responsibility for achieving the Company’s goals. The Compensation Committee evaluates the Chief Executive Officer as a committee. That evaluation entails a review of the Chief Executive Officer’s Letter Agreement and his performance and progress towards achieving sustainable profitability through improved long-term and short-term results attributable directly and indirectly to his efforts. The Compensation Committee or together with other independent directors acting with the Committee or upon its recommendations also considers relative shareholder return over the same period and chief executive compensation for similar-sized companies with similar results within the relevant geographic and industry area.

For other NEO’s, the Compensation Committee reviews and considers whether to approve a performance assessment and base salary recommendation from the Chief Executive Officer. The performance evaluations of these executives are based on the Company’s success in achieving short-term and long-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products; in addition to performance toward specific departmental goals established annually and approved by the Compensation Committee.

What are the elements of executive compensation?

The elements of the Company’s executive compensation include:

•      Base salary and bonus, if awarded

•      Stock option grants

How is base salary determined?

The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as research conducted by the Company’s Manager of Human Resources of local and national companies from public information such as filings with the SEC. Based on such surveys, the executive officers’ salaries are set within the ranges of the surveys targeted at the median; the exact level is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility and the needs of the Company.

What were the base salary increases for fiscal year 2013?

Base salary increases of the executive officers in fiscal year 2013 averaged 11% and were based on individual and company performance for fiscal year 2012, as well as market adjustments as appropriate.

Are bonuses paid to executive officers?

The Committee believes that, as a general rule, annual compensation in excess of base salaries should be dependent on the Company’s performance, and should be awarded based on recommendations of the Chief Executive Officer to the Committee and in the discretion of the Board.  Accordingly, each fiscal year, the Committee reviews and approves a cash incentive bonus plan designed to motivate executive officer and key personnel to achieve the financial and operational objectives of the Company.

The financial goals are established in part on the basis of an annual operating plan developed by management and approved by the Board of Directors.  The annual operating plan is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, and is developed on the basis of:  (i) the Company’s performance in the prior year; (ii) projections of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating cost and cost savings that management believes can be achieved; and (iv) competitive conditions faced by the Company. Taking all of these factors into account, financial targets for key financial performance indicators such as Net Sales, Gross Margin and Net Income are established.

Additionally, specific performance measures are established in areas of strategic planning, leadership, and operations as appropriate to the executive’s area of management responsibility.  Such goals support and complement the financial goals of the Company and allow executives to achieve meaningful results even when the Company’s overall profitability is challenged.

As a result of such performance-based criteria, executive compensation, and the proportion of each executive’s total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company achieves the anticipated level of growth and profitability. On the other hand, in years in which the Company experiences less than anticipated growth, bonuses and total executive compensation should be lower or not awarded and total executive compensation should consequently be lower.

No bonuses were awarded to the Company’s executive officers for fiscal year 2013 performance.

What is the Company’s incentive stock option program?

The 2005 Stock Option Plan (the “2005 Plan”) rewards select executives and key employees as an incentive for them to join or remain in the service of the Company. The Compensation and Stock Option Committee administers the Plan.

How does the Company award stock option grants?

The Committee generally intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the long term goals of stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share (usually the market price on the date of grant) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if he or she remains an employee of the Company and the market price of the shares appreciate over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also taken into account are the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual’s potential for future responsibility and promotion over the option term, the individual’s personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an executive officer’s level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual, in the sole discretion of the Committee.

What perquisites and other personal benefits do executive officers have?

The President and Chief Executive Officer, and the Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer receive monthly commuting expenses to and from Hawaii including airfare, transportation to and from the local airport, parking fees, etc.; housing and transportation while working in Hawaii.

Do executive officers have change-in-control agreements?

Provisions are contained in the 2005 Stock Option Plan concerning acceleration of stock options when a Change in Control or a Corporate Transaction, as defined in such Plan, occurs unless the outstanding options are assumed or replaced by the successor corporation with comparable, equalized options or a cash incentive program in accordance with the terms of the 2005 Stock Option Plan.

Additionally, upon a “change in control” as defined in the 2005 Stock Option Plan and his termination other than for cause, pursuant to his Letter of Agreement, Mr. Bailey would be paid a severance payment equal to twice his then-annual salary, less all standard federal, state and local deductions.

How was the Chief Executive Officer’s compensation determined last fiscal year?

The compensation payable to Mr. Bailey, the Company’s current President and Chief Executive Officer was determined by the Committee and was set forth in a Letter Agreement of Employment stating terms of employment dated November 5, 2010 with employment effective January 11, 2011.  Base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry of $300,000 annually, plus eligibility for performance-based bonuses up to 50% of salary each fiscal year, plus an opportunity for a greater bonus if he achieves stretch goals measured by a compound annual earnings growth significantly exceeding fiscal year earnings goals, subject to the Board’s discretion.  Additionally, stock options to purchase shares equivalent to approximately 13.5% of the Company’s outstanding common stock at

January 11, 2011 were granted pursuant to the Letter Agreement of Employment.  The Compensation Committee increased Mr. Bailey’s annual salary to $320,000 in July 2012.  Mr. Bailey also receives perquisites such as commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees, etc.; housing, transportation and incidentals while working in Hawaii.

The material in the heading “Compensation Discussion” and the Report of the Audit Committee are not “soliciting material,” and are not deemed “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and the two highest compensated executive officers of the Company, other than the Chief Executive Officer, for services rendered in all capacities to the Company (hereinafter referred to as the “Named Executive Officers”) for the fiscal years ended March 31, 2013 and 2012.

SUMMARY COMPENSATION

		ANNUAL COMPENSATION
	Fiscal			Option	All
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards($)(1)	Other ($)	Total ($)
Brent D. Bailey (2)	2013	313,846	—	235,461	47,179	596,486
President and Chief Executive Officer	2012	300,000	225,000	210,027	89,678	824,705

Jolé E. Deal (3)	2013	201,492	—	41,012	37,466	279,970
Chief Financial Officer and Vice President of Finance and Administration	2012	112,638	71,250	23,620	30,741	238,249

Gerald R. Cysewski	2013	166,923	—	74,104	—	241,027
Executive Vice President and Chief Scientific Officer	2012	148,462	55,673	41,854	—	245,989

(1)

In connection with equity-classified stock option awards, which the Company reports in accordance with Generally Accepted Accounting Principles (“GAAP”), compensation expense is recorded in the Company’s financial statements for fiscal years 2013 and 2012.

(2)

Mr. Bailey became President and Chief Executive Officer effective January 11, 2011. He is also a Director of Cyanotech. His employment Letter Agreement provides for his salary, bonus opportunities and stock option grants. His stock option grants vest annually in increasingly larger increments twelve months after each of his seven years of employment; if exercised over the life of the Letter Agreement, he will have acquired shares equal to 13.5% of all issued and outstanding shares of the Company’s $0.02 par value common stock (as it existed on January 11, 2011, his employment commencement date). See also, “How was the Chief Executive Officer’s compensation determined last fiscal year?” in the preceding section. All Other compensation includes perquisites provided to Mr. Bailey for commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees; and housing, and transportation while working in Hawaii.

(3)

Ms. Deal became Chief Financial Officer and Vice President of Finance and Administration effective August 16, 2011. All Other compensation includes perquisites provided to Ms. Deal for commuting expenses to Hawaii including airfare, transportation to and from the local airport, parking fees; and lodging and transportation while working in Hawaii. Her terms of employment include: Base salary, $190,000; bonus opportunities for 25% of base salary, or up to 37.5% for achieving stretch objectives; and stock option grant of 45,000 shares vesting annually for three years in increments of 15,000 shares twelve months after anniversary of date of grant. The Compensation Committee increased Ms. Deal’s salary to $206,000 in July 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
		Number of Shares of
		Common Stock Underlying		Option	Option
		Unexercised Options (#)		exercise	expiration
Name	Grant Year	Exercisable	Unexercisable	price ($)	date

Brent D. Bailey (1)	2011	162,000	68,000	3.04	1/12/2021
	2012	—	497,916	3.82	8/28/2021
	Total	162,000	646,916

Jolé E. Deal (2)	2012	15,000	30,000	3.82	8/28/2021
	2013	—	2,000	5.61	8/15/2022
	Total	15,000	32,000

Gerald R. Cysewski (3)(4)(5)(6)(7)	2008	2,000	—	1.60	2/22/2018
	2010	6,000	4,000	2.08	4/30/2019
	2012	3,600	8,400	3.58	6/30/2021
	2012	20,900	82,100	3.82	8/28/2021
	2013	—	12,500	5.84	7/19/2022
	Total	32,500	107,000

(1)   Option to purchase 230,000 shares was granted January 12, 2011 in accordance with Mr. Bailey’s Letter of Employment.  162,000 were exercisable at March 31, 2013. The options vest on January 11, 2013 and 2014 as to 81,000 shares and 68,000 shares, respectively. Options to purchase 497,916 shares were granted August 29, 2011 in accordance with Mr. Bailey’s Letter of Employment and vest on January 11, 2014, 2015, 2016, 2017 and 2018 as to 40,000 shares, 108,000 shares, 108,000 shares, 108,000 shares and 133,916 shares, respectively.

(2)   Option to purchase 45,000 shares was granted on August 29, 2011 in accordance with Ms. Deal’s Letter of Employment.  15,000 shares were exercisable at March 31, 2013.  The options vest on August 16, 2012, 2013 and 2014 as to 15,000 shares, 15,000 shares and 15,000 shares, respectively.  Options to purchase 2,000 shares were granted August 16, 2012.  The options vest and become exercisable over 4 years of continuing employment in equal annual installments beginning one year after the grant date.

(3)   Options to purchase 2,000 shares were granted on February 22, 2008 and 10,000 shares granted on April 30, 2009, of which 12,000 were exercisable at March 31, 2013. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date

(4)   Option to purchase 12,000 shares was granted on July 1, 2011, of which 3,600 were exercisable at March 31, 2013, The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning on the grant date.

(5)   Option to purchase 3,000 shares was granted on August 29, 2011, of which 900 were exercisable at March 31, 2013. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, and 40%) beginning on the grant date.

(6)  Option to purchase 100,000 shares was granted August 29, 2011, of which 20,000 were exercisable at March 31, 2013. The options vest and become exercisable over 5 years of continuing employment in equal annual installments beginning one year after the grant date.

(7)  Option to purchase 12,500 shares was granted July 29, 2012. The options vest and become exercisable over 4 years of continuing employment in equal annual installments beginning one year after the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of March 31, 2013, including the 2005 Stock Option Plan (the “2005 Plan”) and 2004 Non-Employee Director Stock Option and Stock Grant Plan (the “2004 Plan”).  Both the 2005 Plan and the 2004 Plan were affected by a four-for-one reverse stock split which became effective on November 1, 2006.  The 2005 Stock Plan had been approved by the stockholders on August 22, 2005, amended by stockholders on September 9, 2008 to increase from 200,000 to 700,000 shares the total number of shares authorized for issuance under the Plan and further amended by stockholders on August 29, 2011, to increase the total number of shares authorized for issuance from 700,000 to 2,075,000 shares.  The 2004 Plan had been approved by stockholders on August 16, 2004, and was amended by stockholders on August 29, 2011, to increase the total number of shares authorized for issuance from 75,000 to 200,000 shares.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(#)	Weighted Average Exercise Price of Outstanding Options (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(c)(#)
Equity Compensation Plans Approved by Stockholders	1,495,856	$4.03	541,601

OPTION GRANTS IN FISCAL YEAR 2013

The Company granted options to purchase 258,000 Common Shares under the 2005 Stock Option Plan in fiscal year 2013. There were no options granted under the 2004 Independent Director Stock Option and Restricted Stock Grant Plan in fiscal year 2013. However, the Company granted 13,000 shares of Restricted Stock under the 2004 Plan.

Report of the Audit Committee of the Board of Directors

The Audit Committee, which met four (4) times in fiscal 2013, reviewed and discussed the Company’s audited financial statements with management. The Audit Committee discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm (“Grant Thornton”), the matters required to be discussed by Statement of Auditing Standards No. 114, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also received written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, which relates to the independent registered public accounting firm’s independence from the Company and its related entities.

The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.cyanotech.com. Pursuant to such Charter, the Audit Committee has the following primary responsibilities:

1)

Review the performance of the independent registered public accounting firm and make recommendations to the Board of Directors regarding the appointment or termination of the independent registered public accounting firm;

2)

Confer annually with the independent registered public accounting firm concerning the scope of its examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent registered public accounting firm’s annual engagement letter, and authorizing the independent registered public accounting firm to perform such supplemental reviews or audits as the Committee may deem desirable;

3)	Review the range and cost of audit and non-audit services performed by the independent registered public accounting firm;

4)

Review the Company’s audited financial statements and the independent registered public accounting firm’s opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof; and

5)	Review the adequacy of the Company’s systems of internal controls.

The firm of Grant Thornton, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm for the past four fiscal years.  As stated in Proposal Four, the Audit Committee has selected and the Board has approved Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2014.

Audit services provided by Grant Thornton consisted of the examination of the Company’s annual financial statements and services related to filings with the SEC as well as their review of the Company’s quarterly financial statements. All fees paid to Grant Thornton were reviewed and considered for independence by the Audit Committee. In addition, the Audit Committee (i) discussed with Grant Thornton their qualification of the partners and managers assigned to the Company’s audit, (ii) reviewed with Grant Thornton the quality control system for the US accounting and audit practice to provide reasonable assurance that the audit was conducted with professional standards, and (iii) confirmed with Grant Thornton that there was appropriate continuity of personnel working on our audits and availability of national office consultation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Submitted by the Audit Committee of the Company’s Board of Directors.

Ralph K. Carlton, Chairman
Thomas F. Chen
Michael A. Davis

Independent Registered Public Accounting Firm’s Fees

Audit Fees

The aggregate fees billed by Grant Thornton, our independent registered public accounting firm, for professional services rendered for the audit of the Company’s annual financial statements and timely quarterly reviews for the fiscal year ended March 31, 2013 and 2012 were $295,000 and $282,000, respectively.

Audit-Related Fees

There were no audit-related fees billed by Grant Thornton for the fiscal year ended March 31, 2013.  The aggregate fees billed by Grant Thornton for audit-related services for the fiscal year ended March 31, 2012 was $29,000 and was for services rendered in connection with the filing of our S-8 registration statement and SEC comment letter responses, and discussions on tax and accounting for various stock compensation agreements.

Tax Fees

The aggregate fees billed or to be billed by Grant Thornton for tax services rendered to the Company, for the fiscal year ended March 31, 2013 and 2012 were $15,800 and $13,500, respectively.

All Other Fees

There were no other fees billed by Grant Thornton for the fiscal years ended March 31, 2013 and 2012.

The Audit Committee has considered and does not believe the provision of all other services by the Company’s registered public accounting firm is incompatible with maintaining Grant Thornton’s independence.

A representative of Grant Thornton is expected to be available at the 2013 Annual Meeting of Stockholders, and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders who wish to present proposals in accordance with Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 which they desire to be considered at the 2014 Annual Meeting of Stockholders must timely submit such proposals in order that they will be received by the Company no later than March 21, 2013. Any such stockholder proposal must be mailed to the Company’s principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention: Corporate Secretary. However, submission of a proposal does not assure the proponent that the proposal will be included in the Company’s 2014 proxy materials because all applicable rules of the SEC must be followed by both the proponent and the Company.

In addition, the Company’s Bylaws provide a procedure for stockholders to propose a matter (other than a matter brought pursuant to SEC Rule 14a-8) at a meeting of stockholders, or to nominate a person or persons as a director.  Procedurally, eligible stockholders must submit for actual receipt by the Company, Attention Corporate Secretary, at its principal executive office, any proposal or nomination within 120-150 days prior to the anniversary date of the prior year’s annual meeting of stockholders.  In the case of the Company’s 2014 Annual Meeting, such proposals or nominations by eligible stockholders pursuant to our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than May 1, 2014 and no earlier than April 1, 2014, unless our Annual Meeting date occurs more than 30 days before or after August 29, 2014.  In that case, we must receive proposals not earlier than the close of business 120 days prior to the date of the annual meeting and not later than 90 days prior to the date of the annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information concerning the proposal or nominee, as well as the stockholder and possibly affiliated persons, specified in our Bylaws.  A stockholder who wishes to consider submitting a proposal or nomination is encouraged to seek independent counsel about our Bylaw requirements and procedures, as well as SEC requirements and procedures.  The Company will not consider any proposal or nomination that does not meet all requirements of our Bylaws and of the SEC.  The Company also reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by proxies may be voted in accordance with the judgment of the persons named in such proxies.

Cyanotech Corporation’s annual report to the SEC on Form 10-K, including financial statements and financial statement schedules, for the most recent fiscal year, accompanies these proxy materials. Additional copies may be obtained by downloading them from the Company’s website (www.cyanotech.com), including Exhibits to the Form 10-K. Paper copies of the five (5) Exhibits identified in the Form 10-K, Item 15(b) with an asterisk (*) will be furnished upon request from persons making a good faith representation that they were a beneficial owner of the Company’s securities on July 5, 2013, and upon payment to the Company of its reasonable expenses for furnishing such copies (which will be the lesser of $60 per set or $0.68 per page for those requesting less than a full set). Such written requests should be addressed to: Jolé E. Deal, Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

The Annual Report to the Stockholders of the Company, for the fiscal year ended March 31, 2013, including financial statements, is enclosed with this proxy statement.

You are most cordially invited to attend this meeting in person. However, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy or instructions to your broker as to how you want your shares voted as promptly as possible

By Order of the Board of Directors

/s/ Jolé E. Deal
Corporate Secretary

Kailua-Kona, Hawaii
July 19, 2013

Using a black ink pen, mark your votes with an X as shown in this example:  ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A     Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and 4, and FOR every “3 Years” on Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 – Brent D. Bailey	☐	☐	02 – Ralph K. Carlton	☐	☐	03 – Gerald R. Cysewski, Ph. D.	☐	☐

	04 – Michael A. Davis	☐	☐	05 – Walter B. Menzel	☐	☐

		For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of our Named Executive Officers;	☐	☐	☐
		1 year	2 years	3 years	Abstain
3.	To approve, on an advisory basis, the Company’s proposal for a three-year vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;	☐	☐	☐	☐
		For	Against	Abstain
4.	To ratify the selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2014	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

B     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CYANOTECH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, AUGUST 29, 2013

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dan Sprague and Debbie Walch and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held Thursday, August 29, 2012, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738 at 3:00 P.M. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 19, 2013.

All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 29, 2013.

Vote by Internet

•   Log on to the Internet and go to www.envisionreports.com/CYAN

•   Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example:  ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A     Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4, and FOR every “3 Years” on Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 – Brent D. Bailey	☐	☐	02 – Ralph K. Carlton	☐	☐	03 – Gerald R. Cysewski, Ph.D.	☐	☐

	04 – Michael A. Davis	☐	☐	05 – Walter B. Menzel	☐	☐

			For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of our Named Executive Officers;		☐	☐	☐
		1 year	2 years	3 years	Abstain
3.	To approve, on an advisory basis, the Company's proposal for a three-year vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;	☐	☐	☐	☐
			For	Against	Abstain
4.	To ratify the selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2014		☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

B     Non-Voting Items

Change of Address — Please print new address below.

C     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CYANOTECH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, AUGUST 29, 2013

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dan Sprague and Debbie Walch and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held Thursday, August 29, 2013, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, Hawaii, USA, 96738 at 3:00 P.M. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 19, 2013.

All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.